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                                                                   EXHIBIT 10.36



                            AGREEMENT TO CONVERT DEBT


                  THIS AGREEMENT TO CONVERT DEBT ("Agreement") is entered into as of this the 30th day of September, 1999, by and between AMARILLO BIOSCIENCES, INC., a Texas corporation ("ABI"), and HAYASHIBARA BIOCHEMICAL LABORATORIES, INC., a corporation organized under the laws of Japan ("HBL").

                  WHEREAS, ABI is currently indebted to HBL under a promissory note dated July 22, 1999, having a principal amount of three million dollars ($3,000,000) to be advanced in three (3) installments as follows: one million dollars ($1,000,000) by August 31, 1999, one million dollars ($1,000,000) by November 30, 1999, and one million dollars ($1,000,000) by February 29, 2000 (hereinafter, the "Note"); and bearing interest at the rate of four and one-half percent (4 1/2%) per annum; and further

                  WHEREAS, it is the desire and intention of both ABI and HBL that the Note be converted to common stock in ABI, under the terms and conditions hereinafter set forth;

                  THEREFORE, in consideration of these presents and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  As used in this agreement, the term Market Price shall refer to the average daily closing price per share of ABI common stock, weighted by the total daily volume, as recorded on the NASDAQ Smallcap Market and reported on the NASDAQ web site (www.nasdaq.com), for the ten (10) trading days immediately preceding the date on which the Market Price is determined.




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                  Effective October 15, 1999 ("Effective Date"), the Note shall be canceled and HBL shall be entitled to receive newly issued shares of ABI common stock (the "Shares"), in consideration for the cancellation of the Note and promises by HBL to advance funds in the future, as follows:

                  1. On the Effective Date, ABI shall issue to HBL a number of Shares equal to the outstanding debt owed by ABI to HBL under the Note as of the Effective date, divided by the Market Price of the Shares as of the Effective Date, rounded up to the next whole Share, which issuance shall constitute full payment of all amounts owed under the Note as of the Effective Date. The parties agree and stipulate that the accrued interest payable under the Note is $5,486.30 as of the Effective Date, and that the total outstanding debt owed by ABI to HBL under the Note (principal plus interest) is $1,005,486.30 as of the Effective Date.

                  2. On November 30, 1999, HBL shall advance to ABI one million dollars ($1,000,000), and ABI shall issue to HBL a number of Shares equal to one million dollars ($1,000,000) divided by the Market Price of the Shares as of November 30, 1999, rounded up to the next whole Share.

                  3. On February 29, 2000, HBL shall advance to ABI one million dollars ($1,000,000), and ABI shall issue to HBL a number of Shares equal to one million dollars ($1,000,000) divided by the Market Price of the Shares as of February 29, 2000, rounded up to the next whole Share.

                  Whenever ABI is required to issue Shares under this Agreement, ABI will, on that date, initiate a request with its transfer agent, American Stock Transfer & Trust Company of New York City, New York, to issue to HBL the number of shares determined pursuant to this Agreement.




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                  4. HBL acknowledges that the Shares issued to it will be
"restricted stock" within the meaning of Rule 144 promulgated under the U.S. Securities act of 1933, that they must be held for one (1) year before they can be resold under such Rule, that all sales pursuant to such Rule must comply with the volume limitations and other applicable conditions of such Rule, and that the certificates evidencing such Shares, as issued to HBL, shall bear an appropriate legend identifying the Shares as "restricted stock".

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


ABI:                                         HBL:

AMARILLO BIOSCIENCES, INC.                   HAYASHIBARA BIOCHEMICAL
                                             LABORATORIES, INC.

By:                                          By:
    ----------------------------                  ----------------------------
   Joseph M. Cummins,                             Ken Hayashibara, President
   President




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